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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         FAIRPOINT COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                    13-3725229
(State of Incorporation or                  (I.R.S. Employer Identification No.)
Organization)

521 East Morehead Street
Suite 250
Charlotte, North Carolina
(Address of Principal Executiv              28202
Offices)                                    (Zip Code)

               If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

               Securities Act registration statement file number to which this form relates: 333-113937



               Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class               Name of Each Exchange on Which
                to be so Registered               Each Class is to be Registered
                -------------------               ------------------------------
      Common Stock, par value $0.01 per share      New York Stock Exchange, Inc.




     Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

               For a description of the Common Stock, reference is made to the Registration Statement on Form S-1 of FairPoint Communications, Inc. (Registration No. 333-113937) initially filed with the Securities and Exchange Commission on March 25, 2004, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2.        Exhibits.

               Not applicable.


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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  FAIRPOINT COMMUNICATIONS, INC.



                                  By: /s/ Shirley J. Linn
                                      ------------------------------------------
                                       Name: Shirley J. Linn
                                       Title:   Senior Vice President

Date: January 7, 2005


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